SECURITY FUNDS
                        SECURITY MANAGEMENT COMPANY, LLC
                           SECURITY DISTRIBUTORS, INC.
                          STATEMENT OF POLICY REGARDING
                        PERSONAL SECURITIES TRANSACTIONS


SECTION 1 - LEGAL REQUIREMENTS

Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"), provides that every registered investment company and the investment adviser and principal underwriter of such investment company shall adopt a written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging, in connection with the purchase or sale of a security held or to be acquired by the registered investment company, in any of the following prohibited practices:

     (1) employing any device, scheme or artifice to defraud such registered investment company;

     (2) making to such registered investment company any untrue statement of a material fact or omitting to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     (3) engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon a registered investment company; or

     (4) engaging in any manipulative practice with respect to such registered investment company.

The Security Funds, Security Management Company, LLC ("SMC"), and Security Distributors, Inc. ("SDI") have adopted this Statement of Policy Regarding Personal Securities Transactions ("Statement of Policy") to satisfy the requirements of Rule 17j-1 under the Act. In addition, SMC adopts these procedures to satisfy the requirements of Rule 204A-1 under the Investment Advisers Act of 1940. SMC has engaged other investment advisers ("Sub-Advisers") to provide investment advisory services to certain of the Security Funds. Those Sub-Advisers have their own code of ethics, and supervised persons of such Sub-Advisers, including their access persons that are also access persons of the Security Funds, are subject to their employer's code of ethics and reporting requirements in lieu of this Statement of Policy. Certain terms used in this Statement of Policy are defined in Appendix A attached hereto.

SECTION 2 - FIDUCIARY PRINCIPLES

This Statement of Policy is based upon the principle that access persons of the Security Funds and SMC have a fiduciary duty to the Funds, Fund shareholders and SMC's private investment advisory clients ("Private Accounts") to conduct their personal securities transactions in a manner that does not interfere with Fund portfolio or Private Account transactions or otherwise take unfair advantage of their relationship with the Security Funds or the Private Accounts. Accordingly, access persons of the Security Funds and SMC shall:

     (1) at all times place the interests of Security Fund shareholders and Private Account clients above their own interests; and

     (2) conduct all personal securities transactions consistent with this Statement of Policy and in such a manner as to avoid any actual or potential conflict of interest or any abuse of their position of trust and responsibility; and

     (3)  at all times avoid taking inappropriate advantage of their positions;
          and

     (4)  act in compliance with applicable federal securities laws.

SECTION 3 - PROHIBITIONS

No access person shall purchase or sell, directly or indirectly, any securities in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale:

     (1) is being considered for purchase or sale by one or more of the Security Funds or Private Accounts; or

     (2) is being purchased or sold by one or more of the Security Funds or Private Accounts; or

     (3)  is being offered in an initial public offering ("IPO"); or

     (4) is being offered in a limited offering, unless such purchase or sale has been pre-approved by the Chief Compliance Officer of SMC.

The foregoing prohibitions do not apply to independent directors of the Security Funds, unless any such director knew or, in the ordinary course of fulfilling his or her official duties as a director, should have known that the security was being considered for purchase or sale by one or more of the Security Funds or was being purchased or sold by one or more of the Security Funds.

With respect to purchases or sales of securities made or considered on behalf of a Security Fund by a Sub-Adviser, the foregoing prohibitions shall not apply, unless the access person knew, or should have known, that the security was being considered for purchase or sale, or was being purchased or sold, by one or more of the Security Funds.

Access persons shall not make more than 20 securities trades in any calendar month. Transactions pursuant to an automatic investment plan are not included in the 20 securities trades permitted each month.

Access persons may not profit from the purchase and sale or sale and purchase of the same (or equivalent) securities within 30 calendar days; provided that this provision does not apply to transactions in options and futures. Any profits made in connection with a transaction that violates this provision shall be disgorged. An access person may apply to the President of SMC for an exemption from this prohibition based upon hardship and may trade within the 30 calendar day-period with the President's written approval.

Access persons shall not engage in excessive trading or market timing of the Security Funds. A good guideline for access persons is to avoid trading that exceeds one round trip (i.e., in and out of the same fund) within any 90 day period. Excessive purchases, redemptions or exchanges of Security Fund shares may disrupt portfolio management, hurt Fund performance and drive Fund expenses higher. Such activity is inconsistent with the fiduciary principles of this Statement of Policy, which require that access persons place the interests of Security Fund shareholders and Private Account clients above their own interests. Such activity is strictly prohibited and no de minimis exception is available with respect to excessive trading or market timing of the Funds. SMC may from time to time conduct spot audits of access persons' Security Funds accounts.

Access persons generally shall not disclose material nonpublic information about SMC's securities recommendations and securities holdings of the Security Funds or Private Accounts; provided, however, that this prohibition shall not prohibit disclosure of such information to SMC associates who need the information to perform their duties, or in connection with regulatory filings required by federal securities or other applicable law, preparation of financial statements and client reports, or other similar disclosures that are sanctioned by SMC management.

Portfolio managers shall not receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of one or more of the Funds or the Private Accounts.

Access persons shall not purchase or sell a security during the period beginning seven (7) calendar days before and ending seven (7) calendar days after a Security Fund or Private Account trades in securities of the same issuer. Any profits made by an access person in connection with a transaction that violates this provision shall be disgorged and paid to the Fund or Private Account as appropriate. This prohibition does not apply to transactions that qualify for the de minimis exemption set forth below.

Portfolio managers shall not serve on the boards of directors of publicly traded companies, absent prior authorization from the President and Secretary of SMC and the Security Fund's board of directors.

SECTION 4 - EXEMPTED TRANSACTIONS

The prohibitions of Section 3 of this Statement of Policy shall not apply to:

     (1) purchases or sales effected in any account over which the access person has no direct or indirect influence or control;

     (2) purchases or sales of securities that are not eligible for purchase or sale by the Security Funds or Private Accounts;

     (3) purchases or sales which are non-volitional on the part of either the access person, the Security Funds or the Private Accounts, for example, gifts, splits, tender offers, mergers, and stock dividends;

     (4) purchases or sales that are made pursuant to an automatic investment plan;

     (5) purchases or sales of securities (not including IPOs) by: (a) an investment club of which an access person is a member, or (b) certain access persons who are not involved in mutual fund accounting or SMC's asset management activities,* that do not exceed the following de minimis amounts per calendar month:

--------------------------------------------------------------------------------
                                                    TOTAL TRANSACTIONS** PER
MARKET CAPITALIZATION OF SECURITY                      SECURITY PER MONTH
--------------------------------------------------------------------------------
Less than $1 billion........................             Up to $10,000
--------------------------------------------------------------------------------
$1 - $5 billion    .........................             Up to $25,000
--------------------------------------------------------------------------------
More than $5 billion........................             Up to $50,000
--------------------------------------------------------------------------------

* The de minimis exemption is not available to mutual fund accountants or portfolio managers, research analysts, traders or other members of the investment department. Please contact SMC's Chief Compliance Officer with any questions concerning whether the de minimis exemption is available to you.

** Total transactions include all purchases and sales of that security in a calendar month. Purchases and sales are not netted. For example, a purchase of $5,000 and a sale of $10,000 equal total transactions of $15,000.

     (6) the purchase of securities in an initial public offering when the access person is purchasing such securities pursuant to non-transferable subscription rights and such purchase has been pre-cleared in accordance with the provisions of Section 6 hereof;

     (7) the purchase or sale of shares of money market funds, including Security Cash Fund; and

     (8) the purchase or sale of exchange-traded funds (not including reportable funds) , including open-end investment companies and unit investment trusts, options and futures on broad based indices, and currency and commodity futures.

SECTION 5 - REPORTING PROCEDURES

Every access person shall report, not later than ten days after the end of the calendar quarter in which the transaction was effected, the following information with respect to transactions in any security in which such access person has or by reason of such transaction acquires any direct or indirect beneficial ownership in the security:

     (1) the date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of each security involved;

     (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

     (3)  the price at which the transaction was effected;

     (4) the name of the broker, dealer or bank with or through whom the transaction was effected; and

     (5)  the date the Access Person submits the report.

Any report required under this Section 5 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

Such report is to be provided to the Chief Compliance Officer of SMC or his or her designee on the Quarterly Personal Security Transaction Report, which is attached hereto as Appendix B. In addition, upon commencement of employment, and not later than ten days after employment, with SMC, SDI or the Security Funds, every access person shall disclose all personal securities holdings by filing an Initial Holdings Report with the Chief Compliance Officer of SMC. The personal securities holdings shall be provided on the Initial Holdings Report form attached hereto as Appendix C.

Each access person shall provide annually to the Chief Compliance Officer of SMC an Annual Holdings Report disclosing all securities in which he or she had any direct or indirect beneficial ownership. Such disclosure is to be provided on the Annual Holdings Report attached as Appendix D. The Annual Holdings Report shall be provided on or before January 30th of each year, and the information in the report must be current as of thirty days or less before submission to the Chief Compliance Officer of SMC.

The Initial and Annual Holdings Reports shall include:

     (1) the title and type of security and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each security involved;

     (2) the name of any broker, dealer or bank with which the access person maintains an account; and

     (3)  the date the Access Person submits the report.

In addition to the foregoing reporting requirements, access persons shall direct their broker to supply to the Chief Compliance Officer of SMC, on a timely basis, duplicate copies of confirmations of all personal securities transactions.

These reporting requirements shall not apply to independent directors of the Funds, except that such directors shall report any purchase or sale of a security that he or she knew or, in the ordinary course of fulfilling his or her official duties as a director, should have known was being considered for purchase or sale by one or more of the Funds or was being purchased or sold by one or more of the Funds.

Further, these reporting requirements generally shall apply to the exempted transactions set forth in Section 4 above; provided, however, that Access Persons are not required to include the following transactions in their Quarterly Personal Securities Transaction Reports: (1) transactions effected for any account over which such person does not have any direct or indirect influence or control; (2) transactions effected pursuant to an automatic investment plan; (3) transactions in shares of money market funds; provided, however, that in the case of an exchange of fund shares, access persons must report an exchange between Security Cash Fund and another of the Security Funds; and (4) transactions reported in a broker trade confirmation or account statement that is provided to SMC not later than 30 days after the end of the applicable calendar quarter.

SECTION 6 - PRECLEARANCE OF TRANSACTIONS

All access persons shall, prior to executing personal securities transactions, preclear such transactions on the "Pre-approval of Personal Securities Transactions" form (attached hereto as Appendix E) with the Chief Compliance Officer of SMC, or in his or her absence, the President, Secretary, Assistant Secretary or Senior Accountant of SMC. (Portfolio Managers are also required to complete the Portfolio Manager Certification (see Appendix F) as part of obtaining pre-clearance of any transaction.) The Chief Compliance Officer, President, Secretary, Assistant Secretary or Senior Accountant of SMC shall review the proposed transaction to ensure that it complies with the requirements set forth in this Statement of Policy. If approved, he or she shall state on the pre-approval form the rationale for approving any transaction in a limited offering security. Preclearance, once obtained, shall remain valid for three business days following the date of the approval. The form evidencing such approval shall be filed with the Chief Compliance Officer of SMC.

The requirement to preclear transactions shall not apply to independent directors of the Funds, except that such a director shall preclear any transactions in securities that he or she knows or, in the ordinary course of fulfilling his or her official duties as a director, should know are being considered for purchase or sale by one or more of the Security Funds or are being purchased or sold by one or more of the Security Funds. The requirement to pre-clear transactions shall not apply to the exempted transactions set forth in
Section 4; provided, however, that the purchase of securities in an initial public offering pursuant to non-transferable subscription rights must be pre-cleared. The requirement to pre-clear transactions shall not apply to transactions in shares of the Security Funds; provided, however, that all such transactions must be reported, except transactions in Security Funds shares pursuant to an automatic investment plan and transactions in Security Cash Fund shares other than exchanges of shares of Security Cash and other Security Funds not pursuant to an automatic investment plan.

SECTION 7 - SANCTIONS

The Chief Compliance Officer of SMC shall review the above-referenced quarterly "Personal Securities Transaction Reports" submitted by access persons to determine whether any violations of the policy have occurred. If a violation is found to have occurred, whether intentionally or unintentionally, the violator will be placed on probation for a period of twelve (12) months from the date of such violation. Probation means that your name will be maintained on a list of individuals who are on probation, and any violations of this Statement of Policy that occur during your probationary period will be viewed as more serious and potentially grounds for termination. Repeated violations of the Statement of Policy will constitute grounds for further disciplinary action or, possibly, termination of employment.

SECTION 8 - ANNUAL REPORT TO FUNDS' BOARD OF DIRECTORS

The Chief Compliance Officer of SMC shall on an annual basis provide a written report to the Funds' board of directors concerning the operation of this Statement of Policy. Such report shall:

     (1) certify to the Board that SMC and SDI have adopted procedures pursuant to Rule 17j-1 reasonably necessary to prevent access persons from violating this Statement of Policy;

     (2) summarize existing procedures concerning personal investing and any changes made during the preceding year;

     (3) describe any issues arising under the Statement of Policy, including information about material violations and sanctions imposed during the past year; and

     (4) identify any recommended changes in existing restrictions or procedures based upon the Security Funds' experience under their Statement of Policy, evolving industry practices and developments in applicable laws or regulations.

SECTION 9 - APPROVAL BY THE BOARD OF DIRECTORS

The foregoing Statement of Policy has been adopted by the Security Funds, SMC and SDI and has been approved by the Boards of Directors of the Security Funds, including a majority of the Funds' independent directors, pursuant to Rule 17j-1 under the Act.

SECTION 10 - RECORDKEEPING

SMC shall maintain a copy of this Statement of Policy as in effect currently or at any time within the past five years. SMC also shall maintain a record of: (i) any violation of this Statement of Policy and any action taken as a result thereof; (ii) all written acknowledgements received from access persons as required on an annual basis for each person who is currently, or within the past five years was, an access person; (iii) each Quarterly Personal Securities Transaction Report and Initial and Annual Holdings Reports made by access persons, including any broker confirmations or account statements provided in lieu of such reports; (iv) the names of persons who are currently, or within the past five years were, access persons; and (v) any pre-approval of transactions in limited offering securities and the reasons supporting the decision to pre-approve the transaction for at least five years after the end of the fiscal year in which the approval is granted.

SECTION 11 - ANNUAL ACKNOWLEDGEMENT

SMC, SDI and the Security Funds consider compliance with this Statement of Policy an important part of the fiduciary duty of the Funds' and SMC's access persons. Accordingly, access persons will be required to provide written acknowledgement each year that they have read and understand the Statement of Policy; recognize that they are subject thereto; and, to the best of their knowledge have complied with the requirements of the Statement of Policy.

I hereby acknowledge that I have read and understand, and recognize that I am subject to, this Statement of Policy, and to the best of my knowledge, I have complied with the requirements of this Statement of Policy.

Signed:
           ------------------------
Name:                                          Dated:
           ------------------------                     ------------------------

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


                                                                      APPENDIX A
DEFINITIONS

Important terms used in this Statement of Policy are defined below:

The term "access person" when used with respect to a Fund means:

     (1) Directors, officers and general partners of the Fund and its investment adviser(s);

     (2) Any director, officer or general partner of the Fund's principal underwriter who in the ordinary course of business makes, participates in, or obtains information regarding the purchase or sale of securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course relate to the making of any recommendation to the Fund regarding the purchase or sale of securities;

     (3) Any director, officer, general partner or employee of the Fund or investment adviser (or any company in a control relationship to the Fund or adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of covered securities by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

     (4) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of covered securities by the Fund.

The term "access person" when used with respect to an investment adviser means:

     (1) Any of the investment adviser's supervised persons who has access to nonpublic information regarding any clients' purchase or sale of securities, or regarding the portfolio holdings of any reportable fund, or is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic; and

     (2) Directors, officers and general partners of the investment adviser.

The term "access person" when used with respect to SMC includes all "supervised persons" of SMC.

The term "access person" when used herein without reference to a Fund or an investment adviser shall mean an access person of the Security Funds and/or SMC.

The term "automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

The term "beneficial ownership" means securities held by: (a) your spouse, minor children or relatives who share the same house with you; (b) an estate for your benefit; (c) a trust, of which (i) you are a trustee or you or members of your immediate family have a vested interest in the income or corpus of the trust,
(ii) you own a vested beneficial interest, or (iii) you are the settlor and you have the power to revoke the trust without the consent of all the beneficiaries; (d) a partnership in which you are a partner; (e) a corporation (other than with respect to treasury shares of the corporation) of which you are an officer, director or 10 percent stockholder; (f) any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, you obtain therefrom benefits substantially equivalent to those of ownership; or
(g) your spouse or minor children or any other person, if, even though you do not obtain therefrom the above-mentioned benefits of ownership, you can vest or revest title in yourself at once or at some future time. A beneficial owner of a security also includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or to direct the voting of such security, and investment power includes the power to dispose, or to direct the disposition of such security. A person is the beneficial owner of a security if she or he has the right to acquire beneficial ownership of such security at any time within sixty (60) days.

The term "control" has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940.

The term "federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to Funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

An "independent director" is a director who is not an "interested person" of the Funds as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940.

The term "investment club" means a group of individuals who pool their funds to make joint investments. Each member of the club contributes a certain dollar amount periodically. Dividends and capital gains typically are reinvested. Security purchases are determined by a vote of the members. The clubs assist club members in becoming more knowledgeable about investing. The trade group for investment clubs is the National Association of Investors Corporation (NAIC), a nonprofit organization that provides guidance and literature to its membership.

The term "reportable fund" means: (i) any fund for which SMC serves as an investment adviser; or (ii) any fund whose investment adviser or principal underwriter controls SMC, is controlled by SMC, or is under common control with SMC.

The term "security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest, option or participation in any profit-sharing agreement, collateral-trust certificate, private placement, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, provided, however, that security shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, shares issued by money market funds, shares of mutual funds other than reportable funds (not including Security Cash Fund), and shares issued by unit investment trusts that are invested exclusively in one or more mutual funds, none of which are reportable funds.

A security "is being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

The term "Security Funds" include the following Funds and their series: SBL Fund, Security Cash Fund, Security Equity Fund, Security Income Fund, Security Large Cap Value Fund, and Security Mid Cap Growth Fund.

The term "supervised person" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

                                                                      APPENDIX B
                 QUARTERLY PERSONAL SECURITY TRANSACTION REPORT

                    Calendar Quarter Ended _________________
Report Date:_______________

--------------------------------------------------------------------------------------------------------------------------------
Title and Ticker Symbol or CUSIP  Number                                      Price At                    Interest Rate
                                    of                                          Which                   and Maturity Date
                                  Shares   Date and Nature of Transaction     Effected   Total Price     (If Applicable)
--------------------------------------------------------------------------------------------------------------------------------











--------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------

                                  Name of Broker, Dealer, or Bank
Title and Ticker Symbol or CUSIP       Handling Transaction
-------------------------------------------------------------------











-------------------------------------------------------------------

This report is filed pursuant to and in accordance with Rule 204-2 under the Investment Advisor's Act of 1940.

To the best of my knowledge and belief the foregoing schedule accurately and completely lists all of the security transactions which took place during the quarter indicated in which I had direct or indirect beneficial ownership.

BY MY TYPED SIGNATURE AND SBG EMPLOYEE NUMBER SHOWN BELOW, I CERTIFY THAT I AM THE PERSON STATED AND THE PERSONAL SECURITIES TRANSACTION INFORMATION REPORTED IS TRUE AND CORRECT FOR THE CALENDAR QUARTER STATED.



--------------------------------------------------------------------------------
      Employed By              Typed Signature              Associate Number

                                                                      APPENDIX C
                             INITIAL HOLDINGS REPORT

Report Date:_________________

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Name of Any Broker(s), Dealer(s),
                                                                                                or Bank(s) With Whom My Securities
  Title and Type of Security   Ticker Symbol or CUSIP    Number of Shares    Principal Amount   Are Maintained As of the Date Below
                                                         ------------------  -----------------  ------------------------------------









------------------------------------------------------------------------------------------------------------------------------------

This report is filed pursuant to and in accordance with Rule 204-2 under the Investment Advisor's Act of 1940.

To the best of my knowledge and belief the foregoing schedule accurately and completely lists all of the security holdings indicated in which I had direct or indirect beneficial ownership as of _____________, the date I became an Access Person as defined under the Statement of Policy.

BY MY TYPED SIGNATURE AND SBG EMPLOYEE NUMBER SHOWN BELOW, I CERTIFY
THAT I AM THE PERSON STATED AND THE INITIAL HOLDINGS INFORMATION REPORTED IS TRUE AND CORRECT.



--------------------------------------------------------------------------------
     Employed By                  Typed Signature           Associate Number

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Name of Any Broker(s), Dealer(s),
                                                                                                or Bank(s) With Whom My Securities
  Title and Type of Security   Ticker Symbol or CUSIP    Number of Shares    Principal Amount   Are Maintained As of the Date Below
                                                         ------------------  -----------------  ------------------------------------









------------------------------------------------------------------------------------------------------------------------------------

This report is filed pursuant to and in accordance with Rule 204-2 under the Investment Advisor's Act of 1940.

To the best of my knowledge and belief the foregoing schedule accurately and completely lists all of the security holdings indicated in which I had direct or indirect beneficial ownership as of --------------.

BY MY TYPED SIGNATURE AND SBG EMPLOYEE NUMBER SHOWN BELOW, I CERTIFY THAT THE INFORMATION REPORTED ON THIS FORM IS TRUE AND CORRECT.



--------------------------------------------------------------------------------
   Date           Employed By       Typed Signature      Associate Number

[DATE]


[DEALER ADDRESS]


Subj:    Account Number _________


Dear Sir or Madam:

I am an access person of Security Management Company ("SMC"), an investment adviser registered with the Securities and Exchange Commission. SMC has adopted a Statement of Policy as required by Rule 17j-1 under the Investment Company Act of 1940. As an access person, I am subject to SMC's Statement of Policy, which requires that I arrange to have my broker send duplicate confirmations of my personal securities transactions to SMC. Accordingly, please provide duplicate confirmations of any securities transactions for the above-referenced account to:

                        Brenda M. Harwood, Compliance Officer
                        Security Management Company, LLC
                        One Security Benefit Place
                        Topeka, Kansas 66636-0001

If you have any questions concerning this matter, please contact me at (785)
_____-______.

Sincerely,